UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 15, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suit 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 15, 2006, Jonathan R. Wolter departed as the Vice President and Chief Financial Officer of Neurobiological Technologies, Inc. (the “Company”).

In connection with Mr. Wolter’s departure, the Company has entered into a consulting agreement and mutual release with Mr. Wolter, effective June 15, 2006, pursuant to which Mr. Wolter has agreed to provide consulting services to the Company relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other financial reporting matters for the twelve month period following the date of Mr. Wolter’s resignation (the “Consulting Period”). In consideration for Mr. Wolter’s consulting services, the Company will pay Mr. Wolter the sum of $10,416.67 per month during the Consulting Period. Additionally, the Company has agreed to pay Mr. Wolter his pro rated target bonus for fiscal 2006, which equals $59,896, and provide Mr. Wolter with continued group medical insurance coverage under COBRA through December 15, 2006. A copy of the agreement with Mr. Wolter is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Agreement and General Release, dated June 15, 2006, between Neurobiological Technologies, Inc. and Jonathan R. Wolter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 16, 2006

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Paul E. Freiman
Paul E. Freiman Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and General Release, dated June 15, 2006, between Neurobiological Technologies, Inc. and Jonathan R. Wolter.